UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019
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NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)
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British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities.

Conversion of Convertible Security

As previously disclosed, on December 14, 2015, NioCorp Developments Ltd. (the “Company”) entered into a definitive convertible security funding agreement with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”), and issued to Lind an initial convertible security (the “Convertible Security”).

On January 22, 2019, the Company issued 900,726 common shares of the Company to Lind upon conversion of US$350,000 in principal amount of the Convertible Security at a conversion price of C$0.51867 per share.

On February 21, 2019, the Company issued 889,394 common shares of the Company to Lind upon conversion of US$350,000 in principal amount of the Convertible Security at a conversion price of C$0.52071 per share.

On March 21, 2019, the Company issued 939,706 common shares of the Company to Lind upon conversion of US$350,000 in principal amount of the Convertible Security at a conversion price of C$0.49555 per share.

In each case, the common shares were issued, among other exemptions, pursuant to Section 3(a)(9) of the Securities Act of 1933 in connection with the voluntary conversion of a portion of the amount outstanding under the Convertible Security and based upon representations and warranties of Lind in connection therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: March 22, 2019	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer